                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

         [ ]   Preliminary Proxy Statement
         [X]   Definitive Proxy Statement
         [ ]   Definitive Additional Materials
         [ ]   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                     THE GREAT ATLANTIC PACIFIC TEA COMPANY
                ------------------------------------------------
                (Name of Registrant as specified in its charter)



      (Name of Person(s) Filing Proxy Statement), if other than Registrant

Payment of Filing Fee (Check the appropriate box):

         [X] No fee required
         [ ] $500 per each party to the controversy pursuant to Exchange Act
             Rule 14a-6(i)(3).
         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

                  (1) Title of each class of securities to which transaction applies:
                  (2) Aggregate number of securities to which transaction
                      applies:
                  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: ______ (A)
                  (4) Proposed maximum aggregate value of transaction:
                  (5) Total fee paid:

         [ ] Fee paid previously with preliminary materials.

         [ ] Check box if any of the fee is offset as provided by Exchange Act
             Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  (1) Amount Previously Paid:
                  (2) Form, Schedule or Registration Statement No.:
                  (3) Filing Party:
                  (4) Date Filed:

                 The Great Atlantic & Pacific Tea Company, Inc.
                               TWO PARAGON DRIVE
                           MONTVALE, NEW JERSEY 07645

                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            to be held July 18, 2001

                              --------------------


To the Stockholders of
 THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The Great Atlantic & Pacific Tea Company, Inc. (the "Company") will be held at the Hampton Inn, 4529 Highway One, Rehoboth Beach, Delaware on Wednesday, July 18, 2001 at 9:00 A.M. (E.D.T.). At the meeting, stockholders will act on the following matters:

     1.   Election of ten directors, each for a term of one year;

     2. Ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for fiscal 2001;

     3.   Consideration of one stockholder proposal; and

     4. Any other matters that properly come before the meeting and any adjournments thereof.

   The Board of Directors has fixed May 21, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Accordingly, only stockholders of record at the close of business on that date are entitled to vote at the meeting or at any adjournment thereof.

   Whether or not you plan to attend the meeting, please either complete and sign the accompanying proxy and return it promptly to the Company in the enclosed envelope, which requires no postage if mailed in the United States, or use the internet or phone voting options detailed on the proxy.

   A copy of the Company's Annual Report to Stockholders for the fiscal year ended February 24, 2001 accompanies this proxy statement.

                                         By Order of the Board of Directors




                                          WILLIAM P. COSTANTINI
                                       Senior Vice President, General Counsel
                                               & Secretary

Dated: May 22, 2001

-------------------------------------------------------------------------------
     You are cordially invited to attend the meeting. Whether or not you plan to do so, your vote is important. Please promptly submit your proxy by mail, telephone or internet.
-------------------------------------------------------------------------------

                 The Great Atlantic & Pacific Tea Company, Inc.
                               TWO PARAGON DRIVE
                           MONTVALE, NEW JERSEY 07645

                                ----------------
                                PROXY STATEMENT
                                ----------------

                     SOLICITATION AND REVOCATION OF PROXIES


   The accompanying proxy is solicited by the Board of Directors of The Great Atlantic & Pacific Tea Company, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on July 18, 2001. The Company will bear the cost of such solicitation. It is expected that the solicitation of proxies will be primarily by mail. Proxies may also be solicited personally by regular employees of the Company, by telephone, or other means of communication at nominal cost. The Company will reimburse banks, brokers and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of stock in accordance with The New York Stock Exchange schedule of charges. Any stockholder giving a proxy has the power to revoke it at any time prior to its exercise by giving notice in writing to the Secretary, or by casting a ballot at the meeting in person or by proxy. This proxy statement is first being mailed to stockholders on or about May 22, 2001.


                               VOTING AT MEETING

   Only stockholders of record at the close of business on May 21, 2001 will be entitled to vote at the annual meeting. As of May 18, 2001, there were outstanding 38,347,216 shares of the Company's $1 par value common stock (the "Common Stock") each of which is entitled to one vote. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by stockholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.


                           CERTAIN BENEFICIAL OWNERS


   As of May 18, 2001, the Company is informed that Tengelmann Warenhandelsgesellschaft (a partnership organized under the laws of the Federal Republic of Germany, hereinafter"Tengelmann"), controlled by Mr. Erivan Haub, owned beneficially and of record 21,710,000 shares of the Company's Common Stock (approximately 56.61 of the outstanding shares). Tengelmann controls, among others, PLUS Warenhandelsgesellschaft mbH and Kaiser's Tengelmann AG (formerly Kaiser's Kaffee-Geschaft AG), general retailers in Germany. Mr. Erivan Haub also has an interest in Tenga Capital Corporation.

   The address of Tengelmann and Mr. Haub is c/o Tengelmann
Warenhandelsgesellschaft, Wissollstrasse 5-43, 45478 Mulheim/Ruhr, Germany.

   Through the Schedule 13G filed with the SEC on February 5, 2001, the Company is informed that Donald Smith & Co., Inc., an investment advisor with its principal office at East 80, Rte 4, Suite 360, Paramus, NJ 07652, beneficially owns 1,917,500 shares of the Company's Common Stock (representing 5% of the outstanding shares). Donald Smith & Co., Inc. reports sole voting and dispositive powers with respect to these shares and that they are owned by its advisory clients.

   Except as set forth above, at May 18, 2001 no person beneficially owned, to the knowledge of the Company, more than 5% of the outstanding shares of the Company's Common Stock.

ITEM 1--ELECTION OF DIRECTORS

   Ten directors are to be elected to hold office until the next annual meeting and until their successors are elected and shall qualify. The persons named as proxies in the accompanying proxy intend to vote, unless otherwise instructed, for the election to the Board of Directors of the persons named below, each of whom has consented to nomination and to serve when elected. Each nominee is presently a member of the Board of Directors. The affirmative vote of a majority of the votes cast at the Annual Meeting is required for the election of each director.

   Messrs. Liffers, Wetzel and Wood will not stand for reelection. Mr. Liffers served as a director from 1996 to May 2001. Mr. Wetzel joined the Board in May 1991. Mr. Wood retired from the Board of Directors on April 30, 2001, after 21 years of service as Chairman of the Board. The Company appreciates their dedication.

   The Board recommends a vote FOR the nominees.

   The following are the nominees for director for a one-year term ending in 2002:

John D. Barline, Esq.

   Mr. Barline, age 54, was elected a director on July 9, 1996. He is Chairman of the Compensation Committee and a member of the Governance and Executive Committees.

   Mr. Barline, an attorney in private practice since 1973, is currently associated with the law firm Williams, Kastner & Gibbs LLP in Tacoma, Washington. His areas of practice include corporate tax law, mergers and acquisitions, general business law, estate planning and real estate. He provides personal legal services to the Haub family, including Helga and Erivan Haub and Christian Haub.

   Mr. Barline is a member of the Board of Directors and corporate secretary of Sun Mountain Resorts, Inc. He is also on the Board of Directors of Sun
Mountain Lodge, Inc. and Wissoll Trading Company, Inc. These are small closely held corporations owned primarily by the Haub family. He is a member of the Board of the Franciscan Foundation, the Le May Automobile Museum and Precision Machine Works, Inc.

Rosemarie Baumeister

   Senior Vice President of Tengelmann

   Mrs. Baumeister, age 67, has been a member of the Company's Board of Directors since 1979. She is a member of the Compensation Committee. Prior to assuming her present position, she has served in various executive capacities with Tengelmann.

   Mrs. Baumeister is a member of the Supervisory Board of Kaiser's Tengelmann AG (formerly Kaiser's Kaffee-Geschaft AG), an affiliate of Tengelmann, a member of the Supervisory Board of Tengelmann Espana and a member of the Advisory Board of Deutsche Bank.

Fred Corrado

   Vice Chairman of the Board and Chief Financial Officer

   Mr. Corrado, age 61, has been a director since 1990. He was elected Vice Chairman of the Board on October 6, 1992, and has served as Chief Financial Officer since joining the Company in 1987. He is Vice Chairman of the Executive Committee and a member of the Finance Committee.

   Mr. Corrado is a director of the New Jersey Performing Arts Center and Covenant House.

Bobbie Gaunt

   Mrs. Gaunt, age 54, was elected a director on May 15, 2001. She is a member of the Compensation and Audit Committees.

   Mrs. Gaunt was a Vice President President of Ford Motor Company since 1999 and served as President and Chief Executive Officer of the Ford Motor Company of Canada LTD from 1996 until her recent retirement to return to the United States. She started her career with Ford Motor Company, North America, in 1972 as a Field Manager and thereafter served in various managerial positions including positions in sales, marketing, research and merchandising.

Christian W. E. Haub

   Chairman of the Board, President and Chief Executive Officer of the Company

   Mr. Haub, age 36, was elected a director on December 3, 1991, and was elected to his current position effective May 1, 2001. Prior thereto he had served as President and Chief Operating Officer of the Company from December 7, 1993, becoming Co-Chief Executive Officer on April 2, 1997 and sole CEO on May 1, 1998. He is Chairman of the Executive Committee and a member of the Finance Committee.

   Mr. Haub is a partner of Tengelmann and son of Erivan and Helga Haub. Mr. Haub is on the board of the Food Marketing Institute.

Helga Haub

   Mrs. Haub, age 66, has been a member of the Company's Board of Directors since 1979. She is a member of the Executive and the Finance Committees.

   Mrs. Haub is a member of the Supervisory Board of Kaiser's Tengelmann AG (formerly Kaiser's Kaffee-Geschaft AG), an affiliate of Tengelmann, a consultant to Tengelmann and has an interest in Tenga Capital Corporation. She is also a director of The George C. Marshall Home Preservation Fund, Inc., a member of the Board of Governors of World USO, president of the Board of Trustees of the Elizabeth Haub Foundation for Environmental Policy and Law, and a member of the Advisory Board of GfK Gesellschaft fur Konsumforschung, Germany.

   Mrs. Haub is the wife of Mr. Erivan Haub and mother of Mr. Christian Haub.

Dan Kourkoumelis

   Mr. Kourkoumelis, age 50, was elected a director on March 21, 2000. Mr. Kourkoumelis is Chairman of the Governance Committee and a member of the Audit and Executive Committees.

    Mr. Kourkoumelis was President and Chief Operating Officer of Quality Food Centers, Inc. from May 1989 until September 1996, and thereafter President and Chief Executive Officer of Quality Food Centers, Inc. until September 25, 1998, when he retired after Quality Food Centers, Inc. was acquired. He also served as a director of Quality Food Centers, Inc. from April 1991 until March 1998. Mr. Kourkoumelis is a director of Expeditors International and Briazz, Inc., and a director and past president of the Western Association of Food Chains.

Edward Lewis

   Chairman and Chief Executive Officer of Essence Communications, Inc.

   Mr. Lewis, age 61, was elected a director on May 16, 2000. Mr. Lewis is a member of the Executive, Finance and Governance Committees.

   Mr. Lewis is cofounder and publisher of ESSENCE magazine and is chairman of TransAfrica Forum and a trustee of Tuskegee University. He is a director of the New York City Partnership, the Times Square Business Improvement District, the Jazz Committee of the Board of Lincoln Center for the Performing Arts, Girls, Inc., and the Central Park Conservancy. He is a member of the Leadership Council of the Tanenbaum Center for Interreligious Understanding and a committee member of the Minority Business Roundtable of the Joint Center for Political and Economic Studies. He also served as chairman of the Magazine Publishers of America from 1997 to 1999, becoming the first African-American to hold this position in the 75-year history of the organization.

Richard L. Nolan

   William Barclay Harding Professor of Management of Technology at the Harvard Business School

   Mr. Nolan, age 61, was elected a director on October 5, 1999. He is a member of the Governance and Executive Committees, and Chairman of the Audit
Committee as of May 15, 2001.

   Mr. Nolan, the William Barclay Harding Professor of Management of Technology since 1991, is the originator of the "Stages Theory", one of the most widely used management frameworks for information technology baselining and planning. He is also a member of the Board of Directors for Novell, Surebridge, Inc. and Zefer.

Maureen B. Tart-Bezer

   Executive Vice President & General Manager of American Express Company, U.S. Consumer Charge Group

   Ms. Tart-Bezer, age 43, was elected a director on May 15, 2001. She is a member of the Audit and Finance Committees.

   Prior to her current position, Ms. Tart-Bezer was Vice President & Chief Financial Officer of American Express Company, Traveler's Division. From 1977 to March 2000 Ms. Tart-Bezer served in various financial capacities with AT&T Corporation, most recently as Vice Present and Chief Financial Officer - Consumer Services Group.

   Ms. Tart-Bezer has served as a trustee of the AT&T Foundation and on the board of directors for AT&T Capital and Lucent Technology. She is an advisor to St. Peter's College in Jersey City, NJ and is on the board of directors of Mamamedia.com, a pre-IPO company.

                 SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT


   The following table sets forth the number of shares of Common Stock of the Company beneficially owned as of May 21, 2001, by each director and nominee, each named executive officer and by all directors and executive officers as a group:


                                                               Shares        Stock
                                                            Beneficially     Option        Deferred                        % of
                                                                owned        shares(1)      Plan (2)         Total          Class
                                                            -----------    -----------    -----------    -----------    -----------
John D. Barline, Esq. (3)...............................          3,200          3,100          4,558         10,858              *
Rosemarie Baumeister (3)................................          2,800          3,700             --          6,500              *
Fred Corrado............................................          1,700        252,750             --        254,450              *
Bobbie Gaunt............................................             --          2,000             --          2,000              *
Christian Haub (3)......................................          1,800        497,500             --        499,300            1.3
Helga Haub (3)..........................................          2,800          3,700             --          6,500              *
Dan Kourkoumelis........................................             --          2,500          1,827          4,327              *
Edward Lewis............................................             --          2,500          1,650          4,150              *
Laurane Magliari........................................             --        139,500             --        139,500              *
Richard L. Nolan........................................             --          2,500          2,227          4,727              *
Brian Pall..............................................             --         96,500             --         96,500              *
Craig Sturken...........................................             50        150,000             --        150,050              *
Maureen B. Tart-Bezer...................................             --          2,000             --          2,000              *
Robert L "Sam" Wetzel...................................            708          3,700          6,426         10,834              *
All directors and executive officers as a group
 (20 persons) ..........................................         14,818      1,855,350         16,688      1,886,856            4.9


* Less than 1%

(1) The amounts shown include all purchase options granted under Company stock option plans regardless of whether exercisable within 60 days.

(2) These shares represent the stock equivalent units accrued under the Company's deferred compensation plan for non-employee directors. These share equivalents are subject to Common stock market price fluctuations.

(3) The association of Mmes. Baumeister and Haub, and Messrs. Barline and Haub with Tengelmann and Mr. Erivan Haub is set forth herein under "Nominees". Mr. Christian Haub disclaims investment and voting power over the shares owned by Tengelmann and they are excluded herein. Mrs. Haub disclaims any investment or voting power over the shares owned by Mr. Erivan Haub and the organizations which he controls and the same are not included herein.


            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   The Company believes that during 2000 all reports for the Company's executive officers and directors that were required to be filed under Section 16 of the Securities Exchange Act of 1934 were timely filed, except a Form 4 was filed by Mrs. Haub in October that reported timely on September purchases by her husband and six purchases that had been made for his account in the prior years. Mrs. Haub disclaims beneficial ownership on all of these shares. A Form 5 was filed a week late in April by Craig Sturken on an October stock option grant that begins vesting in October 2001. The grant was made upon his promotion to President and Chief Executive Officer Atlantic Operations.

                  BOARD MEETINGS, COMMITTEES AND COMPENSATION


   During the last fiscal year, the Board of Directors held 7 meetings and committees thereof held 16 meetings. The Audit Committee held 7 meetings, and the Compensation Committee held 5 meetings. Such Committees are composed of non-employee directors. The Audit Committee reviews annual financial statements prior to submission to the Board and reports thereon; reviews quarterly results prior to release; at its discretion, examines and considers matters relating to the internal and external audit of the Company's accounts and financial affairs; recommends the employment of outside accountants and their compensation; and, as appropriate, meets with Company personnel in performance of its functions. The Compensation Committee approves salaries and salary increases and benefits where the median base annual compensation for the salary level is at least $200,000, approves and interprets incentive plans, and serves as the committee to administer the employee stock option and long term incentive and share award plans. The Governance Committee, created in July 2000, has the function, among others, to serve as a standing nominating committee. All directors attended at least 75% of the aggregate of
(i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all Committees of the Board on which they served as members.

   Directors who are neither officers nor employees of the Company are each paid fees consisting of an annual retainer of $30,000 plus an attendance fee of $1,000 for each Board meeting attended, and $1,000 for each committee meeting attended if substantial time or effort is involved, plus expenses of attendance. If two compensable meetings are held on the same day, the fee for the second meeting is limited to $500. The Chairman of each Committee, except the Executive Committee, is paid an additional $5,000 per year. Under the directors stock option plan, non-employee directors are entitled to an initial stock option grant of 2,000 shares with 500 shares granted after each Annual Meeting thereafter. These shares vest in one-third increments on succeeding Annual Meeting dates.

   The Company revised the compensation program for its non-employee directors effective May 1, 1996. It suspended the retirement plan pursuant to which directors, after serving 5 years and attaining age 70, were entitled upon retirement from the Board to an annual benefit equal to the highest annual retainer paid during their tenure (currently $30,000) for a period equal to their years of service up to 15 years. The directors had a one-time election to transfer the present value of their accrued benefits to the new plan. Under the deferred compensation plan, the Company contributes to book accounts of all directors with less than fifteen years of service an amount equal to 75% of the current retainer. Up to all and at least 50% of these deferred payments will be credited to a Company Common Stock equivalent account. The balance, at the director's election in increments of 25% will be credited to a 10-year U.
S. Treasury bond equivalent account. The directors are fully vested in their accounts. Accruals will be made to these accounts through the fifteenth anniversary of Board service. Upon termination from service as a director, the value of the Company Common Stock equivalent account will be determined using the final average market value of the Company's shares for the prior 180 calendar days, inclusive of appreciation for the effect of dividends. The value of the bond equivalent account will be the sum of the credits and interest to the date of termination. Benefits will then be paid to the retired director equally over the subsequent 180 months or the length of service, whichever is shorter. However, in the event of death, benefits will continue to be paid to the director's beneficiary for a maximum of ten years, which includes any period of payment before death.

   Directors who are also officers of the Company receive no extra compensation or benefits for such service.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

   Tenga Capital Corporation, which is owned by Erivan and Helga Haub, owns property in Windsor, Ontario, Canada on which an indirect subsidiary of the Company, A&P Properties Limited, has leased a store since 1983. The initial term expires October 31, 2003, with four 5-year renewal options. The base annual rental is CN$467,603, with percentage rents subject to specified caps.

   The Company is a party to agreements granting Tengelmann and its affiliates the exclusive right to use the "A&P" trademark in Germany and other European countries pursuant to which the Company received $100,000 which is the maximum annual royalty fee under such agreements. The Company also is a party to agreements under which it purchased from Wilh. Schmitz-Scholl ("Wissoll"), which is an affiliate of Tengelmann, approximately $692,150 worth of the Black Forest line and Master Choice candy.

   The Company owns a jet aircraft which Tengelmann leases under a full cost reimbursement lease that also allows the Company to charter the aircraft for its use at a below market charter rate. During fiscal 1999, Tengelmann was obligated to reimburse the Company an average monthly cost of $268,400.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION


   The following table sets forth the compensation paid by the Company and its subsidiaries for services rendered in all capacities during each of the last three fiscal years to or for the account of Mr. Haub and the other four most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE


                                                                                                     Long Term
                                                                                                   Compensation
                                                                              Annual                  Awards
                                                                           Compensation        ---------------------     All Other
                                                                       --------------------    Securities Underlying   Compensation
   Principal Position During Fiscal Year                       Year   Salary($)    Bonus($)      Options/SAR's(#)         ($)(1)
   -------------------------------------                       ----   ---------    --------    ---------------------   ------------
Christian Haub                                                 2000    660,000      112,475            82,500             32,744
 President & Chief Executive Officer                           1999    619,615      319,838                --             12,444
                                                               1998    562,397           --           125,000             11,468

Fred Corrado                                                   2000    563,462       58,850            57,750             59,055
 Vice Chairman of the Board                                    1999    546,677      167,348                --             47,805
 Chief Financial Officer                                       1998    506,800           --            60,000             44,174

Laurane S. Magliari                                            2000    313,462       33,550            27,500             18,218
 Senior Vice President                                         1999    300,000      122,000                --              1,293
 People Resources and Services (2)                             1998         --           --            37,000                 --

Brian Pall                                                     2000    286,058       32,066            26,500             17,121
 Senior Vice President                                         1999    215,000       66,470                --             12,552
 Chief Development Officer                                     1998    188,750       10,000            15,000             12,085

Craig Sturken                                                  2000    350,096       28,258            50,000             33,979
 President, Chief Executive Officer                            1999    332,308       98,820                --             26,075
 Atlantic Region                                               1998    300,000       95,005            25,000             26,075

---------------
(1) Consists of, respectively, Company contributions to the Retirement/ Savings Plan and related supplemental plan, and the cost for insurance, for 2000: Mr. Haub ($31,500 and $1,244); Mr. Corrado ($27,450 and
     $31,605); Ms. Magliari ($16,525 and $1,693); Mr. Pall ($16,085 and
     $1,036); and Mr. Sturken ($19,104 and $14,875). Benefits from the supplemental plan are offset under SERP, discussed infra. Additionally, a tax preparation and planning fee of $5,000 is included for Mr. Corrado.

(2)  Ms. Magliari was hired on February 16, 1999.

Employment and Termination Agreements

   The Company is a party to employment agreements with Messrs. Corrado and Sturken and Ms. Magliari which provide minimum base annual salaries (respectively, $585,000, $400,000 and $335,000) and have an initial termination date of October 31, 2003; provided, however, a rolling eighteen
(18) month term commences May 1, 2002. The agreements also provide for participation in Company benefit programs (including bonus programs) and services, facilities and perquisites appropriate to their positions. They are participants in the Executive Medical Plan. Additionally, Mr. Corrado's agreement provides for life insurance coverage equal to three (3) times his base salary, and upon attainment of age 62 while employed by the Company, entitlement to credit for twenty years of service under SERP, and a SERP benefit unreduced for early retirement prior to age 65. Mr. Sturken's agreement provides for Company-paid life insurance in the amount of $1,000,000 and participation in SERP.

   Following termination other than for cause, permanent total disability, death or a resignation not for Good Reason and in the absence of a Change of Control, each executive is entitled to receive 18 equal monthly payments of one-twelfth of annual base salary plus average bonus and continued insurance coverage for that period. In addition the agreements provide for a pro rata bonus for the year of termination.

   Under the Change of Control provisions, the separation pay is increased to 3 times the final base salary plus the bonus amount and is payable in lump sum, and the insurance continuation is extended to three years. These provisions apply to terminations without cause or resignations for Good Reason occurring within thirteen months following the Change of Control and for any reason during the 30 days beginning on the first anniversary of the Change of Control. The agreements also provide for gross-up payments to the executive with respect to any excise tax on golden parachute payments.

   Mr. Pall's letter agreement provides for a minimum base annual salary of $300,000 and regular Company benefits and incentive compensation applicable to his position. In the event Mr. Pall is terminated involuntarily without cause, he is entitled to salary and benefit continuation for 18 months.

Option Tables

   The following tables provide information with respect to stock options granted to the named executive officers during the last fiscal year and the fiscal year-end value of options held by such officers.

                       Option Grants in Last Fiscal Year


                                                                Number of      % of Total
                                                               Securities        Options      Exercise
                                                               Underlying      Granted to      or Base                  Grant Date
                           Name                                  Options      Employees in      Price     Expiration      Present
                           ----                               Granted(#)(1)      FY (2)        ($/Sh)        Date      Value ($)(3)
                                                              -------------   ------------    --------    ----------   ------------
Christian Haub............................................       82,500            5.5          17.94       3/20/10       801,075
Fred Corrado..............................................       57,750            3.9          17.94       3/20/10       560,753
Laurane Magliari..........................................       27,500            1.8          17.94       3/20/10       267,025
Brian Pall................................................       16,500            1.1          17.94       3/20/10       160,215
                                                                 10,000            0.7          18.88       5/16/10       103,800
Craig C. Sturken..........................................       25,000            1.7          17.94       3/20/10       242,750
                                                                 25,000            1.7           9.50      10/25/10       105,250

---------------
(1) The options vest in 25% increments commencing on the first anniversary of the grant. All grants have a ten-year term.

(2)  Based on total grants during the year of 1,490,550.

(3) These values were calculated using the Black-Scholes option pricing model. The Black-Scholes model is a complicated mathematical formula which is widely used and accepted for valuing traded stock options. The model is premised on immediate exercisability and transferability of the options. This is not generally true for the Company's options granted to executive officers and other employees. Therefore, the values shown are purely theoretical and do not reflect the market value of the Company's stock at a future date. In addition to the stock prices at time of grants and exercise prices, which are identical, and the ten-year term of each option, the following assumptions were used to calculate the values shown for options granted during fiscal 2000 expected dividend yield of 0.0 percent and 4.6 percent, expected stock price volatility (60 percent based on the Bloomburg historical price volatility calculation), risk-free rate of return of 4.94 percent and 6.69 percent and a weighted average of 7 years from date of grant to date of exercise. If the named officers realize the grant date values shown in the table, such values will be less than one percent of the total shareholder appreciation.

                       Fiscal Year-End Option/SAR Values


                                                                                                           Value of Unexercised
                                                                            Number of Securities               In-the-Money
                                                                           Underlying Options/SARs            Options/SARs at
                                                 Shares                           at FY-End                    FY-End($)(1)
                                              Acquired on     Value      ---------------------------    ---------------------------
    Name                                        Exercise     Realized   Exercisable    Unexercisable    Exercisable   Unexercisable
    ----                                      -----------    --------   -----------    -------------    -----------   -------------
                                                  (#)          ($)          (#)             (#)             ($)            ($)
Christian Haub ............................       None          --        188,750         188,750           --              --
Fred Corrado ..............................       None          --         79,999         102,751           --              --
Laurane Magliari ..........................       None          --         18,500          46,000           --              --
Brian Pall ................................       None          --         24,999          37,751           --              --
Craig Sturken .............................       None          --         28,749          68,751           --              --

---------------
(1) Based on the closing price of the Common Stock on February 23, 2001 of $10.29.

                               PENSION PLAN TABLE

                                                                                 Years of Service
                                                -----------------------------------------------------------------------------------
Remuneration                                           15                20               25                30               35
------------                                      -------------     -------------    -------------     -------------    -----------
$500,000 ...................................         $187,500          $225,000         $225,000          $225,000         $225,000
 550,000 ...................................          206,250           247,500          247,500           247,500          247,500
 600,000 ...................................          225,000           270,000          270,000           270,000          270,000
 650,000 ...................................          243,750           292,500          292,500           292,500          292,500
 700,000 ...................................          262,500           315,000          315,000           315,000          315,000
 750,000 ...................................          281,250           337,500          337,500           337,500          337,500
 800,000 ...................................          300,000           360,000          360,000           360,000          360,000


   The table above indicates the amount of annual benefit payable to a person at age 65 in the specified final average remuneration and years-of-service classifications under the Supplemental Executive Retirement Plan ("SERP") except that such benefits do not reflect the requisite reduction for any applicable Social Security, or other Company retirement benefits. SERP is an unfunded defined benefit final average pay plan that covers, among the named executives, Messrs. Corrado and Sturken.

   The compensation covered by SERP is base salary, i.e., essentially the "Salary" reflected in the Summary Compensation Table computed as an average of such base salary over the highest compensated five years of employment during the last 10 years. The benefit is computed at the rate of 3% for each year up to 10 years of service, plus 1 1/2% of such compensation for up to 10 additional years of service with a maximum benefit equal to 45% of such average base salary. Estimated or actual credited years of service at retirement for each participating named executive officer are: Mr. Corrado, 20 years; and Mr. Sturken, 18 years.

                               PERFORMANCE GRAPH

   The following performance graph compares the five-year cumulative total stockholder return (assuming reinvestment of dividends) on the Company's Common Stock to the Standard & Poor's 500 Index and the UBS Warburg Dillon Read Index of Supermarkets as its peer group which is comprised of the following companies: The Great Atlantic & Pacific Tea Company, Inc., Albertson's, Inc., Delhaize America, Inc. (formerly Food Lion, Inc.), The Kroger Co., Safeway, Inc. and Winn-Dixie Stores, Inc. The performance graph assumes $100 is invested in the Company's Common Stock, the Standard & Poor's 500 Index and a composite index for the peer companies on February 24, 1996, and that dividends paid during the period were reinvested to purchase additional shares.


                              [Line Graph]


             (Company fiscal year ends--last Saturday in February)



Fiscal Year
Ending                   S&P 500             A&P            Peer Group
-----------              -------             ---            ----------
                            $                 $                   $
02/24/96                   100               100                 100
02/22/97                   124               137                 129
02/28/98                   165               139                 179
02/27/99                   197               146                 227
02/26/00                   214               111                 127
02/24/01                   203                50                 165



                         REPORT OF THE AUDIT COMMITTEE

   The Audit Committee of the Board of Directors, comprised of 4 outside directors, held seven meetings during 2000. The Committee operates pursuant to a charter, a copy of which is attached to this proxy as Appendix A. The Board of Directors, in its business judgment, has determined that the members of the Audit Committee are `independent', as required by the applicable listing standards of the New York Stock Exchange.

   The Audit Committee met with the independent public accountants, management and internal auditors to assure that they were carrying out their respective responsibilities. The Committee reviewed the performance and fees of the independent public accountants prior to recommending their appointment, and met with them to discuss the scope and results of their audit work, including the adequacy of internal controls and the quality of financial reporting. The Committee discussed with the independent public accountants their judgments regarding the quality and acceptability of the Company's accounting principles, the clarity of its disclosures and the degree of aggressiveness or conservatism of its accounting principles and underlying estimates. The Committee discussed with and received a letter from the independent public accountants confirming their independence. Both the independent public accountants and the internal auditors had full access to the Committee, including regular meetings without management present. Additionally, the Committee reviewed and discussed the audited financial statements with management and recommended to the Board of Directors that these financial statements be included in the Company's Form 10-K filing with the Securities and Exchange Commission.

                                          Audit Committee
                                          April 26, 2001

                                           William Liffers, Chairman
                                           Dan Kourkoumelis
                                           Richard Nolan
                                           R. L. "Sam" Wetzel

   As part of its duties, the Audit Committee also considered and determined that the provision of services other than audit services during fiscal year 2000 by Deloitte & Touche LLP, the Company's independent public accountants, is compatible with maintaining the accountants' independence.

   Fees for all services provided by Deloitte & Touche LLP for fiscal year 2000 are as follows:

Audit Fees

   The fees for audit of the Company's 2000 annual financial statements filed in the report on Form 10-K and for reviews of quarterly financial statements filed in the reports on Form 10-Q were $834,000.

Financial Information Systems Design and Implementation Fees

   There were no fees or services in 2000 for financial information systems design and implementation services.

All Other Fees

   The fees for all other professional services in 2000 were $1,026,000. A substantial amount of these fees relates to tax compliance, a benchmarking study, employee benefit plan audits and other non-audit services.

                      REPORT OF THE COMPENSATION COMMITTEE

   The Company's Compensation Committee approves the compensation of all executive officers and other key employees and acts as the Committee for the Company's Stock Option and Long-Term Incentive and Share Award Plans.

Principles and Program

   The Company's executive compensation program includes the following policy objectives:

     o Compensation must be sufficient to attract and retain talented executives.

     o Incentives are included in the executive compensation package based upon criteria, which also enhance stockholder, value.

     o Improvements in compensation should bear a relationship to the Company's improvement in performance.

   To meet these objectives, the program has salary, incentive and equity elements. The Committee considers each of these elements, setting salary and bonus levels that reflect the above-described objectives and awarding stock appreciation rights, stock options or restricted stock points to provide an equity-based compensation element.

Salaries

   The Compensation Committee employs several criteria in fixing the salaries of the executive officers (including the chief executive officer and the other four most highly compensated officers). These criteria include the responsibility of the position, the officer's performance, the Company's executive financial performance and the business and economic climate in which the Company operates. Executive officers with responsibility for a business unit are also evaluated on the basis of that unit's performance. Additional criteria such as success in achieving desired business goals are utilized in determining the appropriate salary for an officer.

Annual Incentive Plan

   During fiscal 2000, the Company had an annual management incentive plan which, for executive officers, provided target bonus awards contingent upon the attainment of goals, with the maximum bonus determined by the ability of the individual to make a direct contribution to the financial performance of the Company and the responsibility of the position held by the individual. The goals comprised sales, profit, team and strategy objectives.

   The goals for the 2000 fiscal year were established by the Compensation Committee taking into account the performance of the Company relative to the performance of comparable companies and relative to the competitive and economic environment in which the Company operated.

   Forty percent of the executive's bonus was predicated on the attainment of the profit goals, 30% on the attainment of sales goals and 15%, respectively, on the attainment of team and strategy objectives. An annual Return on Capital Employed modifier was established for Corporate participants and for each operating group, which modifier may affect the bonuses by as much as 37.5%.

Equity Based Compensation

   The Company's 1994 Stock Option Plan authorizes grants through March 17, 2004 of up to 1,500,000 shares for stock options and tandem or independent SARs. The 1998 Long Term Incentive Plan and Share Award Plan authorizes grants through July 13, 2008 of up to 5,000,000 shares for stock options, SARs, restricted stock and other stock based awards.

Discussion of Fiscal 2000 Compensation for the Chief Executive Officer

   The Compensation Committee recommends the compensation level of the Chief Executive Officer. Taking into account all of the factors described in this report, Mr. Haub's salary for the 2000 fiscal year was $660,000 and his incentive bonus base was $409,000. Under the criteria described above, Mr. Haub received 28% of his incentive bonus base.

Compliance with Internal Revenue Code Section 162(m)

   Section 162(m) of the Internal Revenue Code, enacted in 1993, subject to certain exceptions, disallows a tax deduction to public companies for compensation over $1,000,000 paid to the Chief Executive Officer and the four other most highly compensated executive officers at fiscal year end. The exceptions to the $1,000,000 deduction limit include compensation paid under preexisting employment agreements and performance based compensation meeting certain requirements. Except in the case of Mr. Haub, the salary and bonuses of each of the named executive officers for the 2001 fiscal year are expected to be less than $1,000,000 and the compensation payable to such officers therefore should be fully deductible. With respect to Mr. Haub, it is possible that a small portion of his bonus may not be deductible under Section 162(m) for the 2001 fiscal year. The Company's 1994 Stock Option Plan and the 1998 Long Term Incentive and Share Award Plan have been tailored to comply with the provisions of Section 162(m) so that amounts received upon the exercise of options and SARs thereunder should be exempt from Section 162(m) limitations.

                                          Compensation Committee
                                          March 19, 2001

                                           John Barline, Chairman
                                           Rosemarie Baumeister
                                           William A. Liffers
                                           Robert L. "Sam" Wetzel

ITEM 2--RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   Acting upon the recommendation of the Audit Committee, the Board of Directors has appointed Deloitte & Touche LLP as the Company's independent auditors for fiscal 2001. Deloitte & Touche LLP, a firm of independent public accountants, has served the Company's independent auditors for the past forty-five fiscal years. Deloitte & Touche LLP will examine and report to stockholders on the consolidated financial statements of the Company and its subsidiaries.

   Deloitte & Touche LLP will be present at the annual meeting, will be given an opportunity to make a statement, and will be available to respond to questions.

   The Board of Directors recommends a vote FOR ratification of DELOITTE & TOUCHE LLP.

ITEM 3--STOCKHOLDER PROPOSAL FOR A MAXIMIZE VALUE RESOLUTION

   A stockholder (Mr. William Steiner, 4 Radcliff Drive, Great Neck, NY 11024, who has owned shares of the Company's common stock with a market value of at least $2,000 continuously for the preceding year) has notified the Company of his intention to propose the following resolution at the Annual Meeting:

   "RESOLVED that the shareholders of The Great Atlantic & Pacific Tea Company, Inc. urge the The Great Atlantic & Pacific Tea Company, Inc. Board of
Directors to arrange for the prompt sale of The Great Atlantic & Pacific Tea Company, Inc. to the highest bidder."

   In support of the resolution, the stockholder has submitted the following statement:

   "The purpose of the Maximize Value Resolution is to give all The Great Atlantic & Pacific Tea Company, Inc. shareholders the opportunity to send a message to the The Great Atlantic & Pacific Tea Company, Inc. Board that they support the prompt sale of The Great Atlantic & Pacific Tea Company, Inc. to the highest bidder. A strong and or majority vote by the shareholders would indicate to the board the displeasure felt by the shareholders of the shareholder returns over many years and the drastic action that should be taken. Even if it is approved by the majority of the The Great Atlantic & Pacific Tea Company shares represented and entitled to vote at the annual meeting, the Maximize Value Resolution will not be binding on the The Great Atlantic & Pacific Tea Company, Inc. Board. The proponent however believes that if this resolution receives substantial support from the shareholders, the board may choose to carry out the request set forth in the resolution."

   "The prompt auction of The Great Atlantic & Pacific Tea Company, Inc. should be accomplished by any appropriate process the board chooses to adopt including a sale to the highest bidder whether in cash, stock, or a combination of both. It is expected that the board will uphold its fiduciary duties to the utmost during the process."

   "The proponent further believes that if the resolution is adopted, the management and the board will interpret such adoption as a message from the company's stockholders that it is no longer acceptable for the board to continue with its current management plan and strategies."

   The stockholder concluded, "I urge your support, vote FOR this resolution."

   The Board has considered this proposal. The Board recommends a vote AGAINST it for the following reasons:

   The Board of Directors believes that this proposal is against the financial interests of its stockholders and recommends that you vote against the proposal.

   A prompt sale of the Company to the highest bidder would not necessarily enable stockholders to realize the true value of the Company. At times, a company's market value can be significantly different from its intrinsic value. The Board believes that the long term potential of the Company is greater than the current market price.

   Furthermore, an announcement that the proposal is adopted could harm the Company's relationships with key constituents by creating uncertainty about our ability and intention to honor vendor contracts, service customers, and retain employees. The Company could be placed at a competitive disadvantage in pursuing long-term contracts. In this event, sales and profits could decline and, consequently, so might stockholder value.

   The Board is elected by the stockholders and is composed of individuals attuned to the Company's business and its industry. The Board continually reviews and monitors the Company's business and progress consistent with its fiduciary duties. Because the Board is in the best position to make decisions about the Company, it should retain full discretion to consider all possible strategic alternatives and select the best time for implementation. A mandate for the prompt sale of the Company could seriously prejudice stockholders' financial interests.

   The Board will continue to exercise its judgment in the best interests of the stockholders. The Board does not believe that this stockholder proposal will maximize stockholder value.

   The persons named in the enclosed form of the proxy have indicated they intend to vote AGAINST this proposal unless directed otherwise.

   The Board recommends a vote AGAINST this proposal.

                             STOCKHOLDER PROPOSALS

   The Company will consider including a stockholder's proposal for action at the 2002 Annual Meeting of Stockholders in the proxy material to be mailed to its stockholders in connection with that meeting if such proposal is received at the principal office of the Company no later than January 22, 2002. The date, after which notice of a stockholder proposal submitted outside of the processes of Rule 14a-8 of the Exchange Act is considered untimely, is April 7, 2002. If notice of a stockholder proposal submitted outside of the processes of Rule 14a-8 of the Exchange Act is received by the Company after April 7, 2002, then the proxy material to be mailed by the Company to its stockholders in connection with the 2002 Annual Meeting of Stockholders may confer discretionary authority to vote on such matter without any discussion of such matter in such proxy materials.

                                 OTHER MATTERS

   No business other than that set forth in the attached Notice of Annual Meeting is expected to come before the meeting. However, should any other matters requiring a vote of stockholders arise, including the question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interest of the Company. In the event that any of the above-named nominees for the office of director or the nominee for independent auditors shall withdraw or otherwise become unavailable, the persons named as proxies may vote for other persons in their place in the best interest of the Company.

                                   By Order of the Board of Directors


                                   WILLIAM P. COSTANTINI
                                   Senior Vice President, General Counsel
                                     & Secretary
Dated: May 22, 2001

   Each person solicited by this proxy statement, including any person who on May 21, 2001 is a beneficial owner of the Company's Common Stock, may request a copy of the Company's annual report on Form 10-K for the last fiscal year.

   Such written requests should be directed to the Secretary of the Company at its address aforesaid.

                                    APPENDIX

                            AUDIT COMMITTEE CHARTER


Organization

   There shall be a Committee of the Board of Directors of The Great Atlantic & Pacific Tea Company, Inc. (the "Company" or the "Corporation") to be known as the Audit Committee. The Audit Committee shall be composed of three or more directors who are independent of the management and of the Corporation and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgement as committee members. The Audit Committee shall comply with all applicable rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange.

Purpose

   The Committee's primary purpose is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the stockholders and others, the system of internal controls which management and the Board of Directors have established, and the audit process.

   It is not the responsibility of the Audit Committee to plan or conduct audits, to prepare the Company's financial statements or to determine that the Company's financial statements conform with generally accepted accounting principles. Management is responsible for the preparation of the Company's financial statements and the independent auditors are responsible for auditing those financial statements. It is also not the responsibility of the Audit Committee to assure compliance with laws and regulations and the Company's code of conduct. Management is responsible for assuring compliance with applicable laws and regulations and with the Company's code of conduct.

Relationship with Independent Auditors

   The Company's independent auditors are ultimately accountable to the Board of Directors and the Audit Committee, and the Board of Directors and the Audit Committee have the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditors. Additionally, the Audit Committee will:

     1. Obtain from the independent auditors each year a formal written statement delineating all relationships between auditors and the Company;

     2. Periodically engage in a dialogue with the independent auditors regarding any disclosed relationships or services which may impact the objectivity and independence of the auditors; and

     3. Recommend that the Board of Directors take appropriate action in response to the independent auditor's report to oversee and satisfy itself of the auditor's independence.

Responsibilities

   In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and stockholders that the corporate accounting and reporting practices of the Corporation are in accordance with all requirements and are of the highest quality.

   In carrying out these responsibilities, the Audit Committee will:

     1. Provide an open avenue of communication between the internal auditors, the independent auditors, the Board of Directors, and Company management.

     2. Review and reassess the adequacy of the Committee's charter annually.

     3. Meet four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

     4. Appoint and request stockholders ratify the employment of a firm of certified public accountants to conduct the audits of the financial statements of the Company, and its subsidiaries, for the fiscal year in which they are appointed.

     5. Meet with the independent auditors and financial management of the Company to review the scope and fees of the proposed audit for the current year and the audit procedures to be utilized.

     6. Review the annual financial statements of the Company prior to submission to the Board of Directors and the Annual Report on Form 10-K prior to submission to the Securities and Exchange Commission.

     7. Issue annually a report to be included in the Company's proxy statement as required by the rules of the Securities and Exchange Commission.

     8. Review the internal audit function of the Corporation including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

     9. Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

    10. In order to foster open communications, provide sufficient opportunity for the internal and independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial, accounting and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

    11. Examine and consider such other matters in relation to the internal and external audit of the Company's accounts and in relation to the financial affairs of the Company and its books of account as the Committee determines to be desirable or as requested by the Board of Directors.

    12. Submit the minutes of all meetings of the Audit Committee to, or review the matters discussed at each Committee meeting with, the Board of Directors.

    13. Discuss with management, the internal auditors and the independent auditors, the quality of and compliance with the Company's internal controls.

                                  May 22, 2001

Dear Stockholder:

We are pleased to send you our 2000 Annual Report and 2001 Proxy Statement. The Annual Meeting of Stockholders will be held at 9:00 A.M. (E.D.T.) on Wednesday, July 18, 2001 at the Hampton Inn, 4529 Highway One, Rehoboth Beach, Delaware.

If you are interested in further information about the Company, you are invited to contact the Treasury Department at the executive offices in Montvale, New Jersey or contact the A&P home page at www.aptea.com.`

                                  Sincerely,

                                  William P. Costantini
                                  Sr. Vice President, General Counsel
                                  &  Secretary

--------------------------------------------------------------------------------

                 THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

                 PROXY - FOR THE ANNUAL MEETING - JULY 18, 2001
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

         The undersigned, having received the Notice of Meeting and Proxy Statement dated May 22, 2001, appoints CHRISTIAN HAUB, FRED CORRADO and WILLIAM
P. COSTANTINI, and each or any of them as Proxies with full power of substitution, to represent and vote all the shares of Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 A.M. (EDT) July 18, 2001, at The Hampton Inn, 4529 Highway One, Rehoboth Beach, Delaware, or at any adjournment thereof, with all powers which the undersigned would possess if personally present.

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" ITEMS (1) AND (2) AND "AGAINST" ITEM (3), ALL OF SAID ITEMS BEING MORE FULLY DESCRIBED IN THE NOTICE OF MEETING AND THE ACCOMPANYING PROXY STATEMENT. THE UNDERSIGNED RATIFIES AND CONFIRMS ALL THAT SAID PROXIES OR THEIR SUBSTITUTES MAY LAWFULLY DO BY VIRTUE HEREOF.

                         (To be signed on Reverse Side)
--------------------------------------------------------------------------------

                       ANNUAL MEETING OF STOCKHOLDERS OF

                 THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

                                  July 18, 2001

                           PROXY VOTING INSTRUCTIONS


TO VOTE BY MAIL
---------------
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
--------------------------------------------
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET
-------------------
Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.


YOUR CONTROL NUMBER IS    >    /      /



                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------

         Please mark your
A  / X / votes as in this
         example.


                         FOR all nominees           WITHHOLD
                    listed at right (except       Authority to
                       as marked to the        vote all nominees          Nominees: J.D. Barline
                         contrary below)          listed at right                   R. Baumeister
(1) Election of                                                                     F. Corrado
    Directors               /   /                   /   /                           B. Gaunt
                                                                                    C.W.E. Haub
                                                                                    H. Haub
                                                                                    D. Kourkoumelis
(INSTRUCTION: To withhold authority to vote for any                                 E. Lewis
individual nominee, write that nominee's name on                                    R.L. Nolan
the following line):                                                                M.B. Tart-Bezer

____________________________________________________


                                                     FOR     AGAINST    ABSTAIN

2. Election of Deloitte & Touche LLP as
   independent auditors.                            /  /      /  /        /  /
   (THE DIRECTORS FAVOR A VOTE  "FOR")

3. Stockholder proposal for a Maximum Value
   Resolution.                                     /  /      /  /        /  /
   (THE DIRECTORS FAVOR A VOTE "AGAINST")

Upon such other business as may properly come before said meeting and at any adjournments thereof.




SIGNATURE(S):_________________________________________Date:____________________
 Note:Please date and sign exactly as name appears hereon. Joint owners should each sign. the full title or capacity of any person signing for a corporation, partnership, trust or estate should be indicated.
--------------------------------------------------------------------------------

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         ANNUAL MEETING OF STOCKHOLDERS
                              THE GREAT ATLANTIC &
                            PACIFIC TEA COMPANY, INC.

                                  July 18, 2001

                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------

         Please mark your
A  / X / votes as in this
         example.


                         FOR all nominees           WITHHOLD
                    listed at right (except       Authority to
                       as marked to the        vote all nominees          Nominees: J.D. Barline
                         contrary below)          listed at right                   R. Baumeister
(1) Election of                                                                     F. Corrado
    Directors               /   /                   /   /                           B. Gaunt
                                                                                    C.W.E. Haub
                                                                                    H. Haub
                                                                                    D. Kourkoumelis
(INSTRUCTION: To withhold authority to vote for any                                 E. Lewis
individual nominee, write that nominee's name on                                    R.L. Nolan
the following line):                                                                M.B. Tart-Bezer

____________________________________________________


                                                     FOR     AGAINST    ABSTAIN

2. Election of Deloitte & Touche LLP as
   independent auditors.                            /  /      /  /        /  /
   (THE DIRECTORS FAVOR A VOTE  "FOR")

3. Stockholder proposal for a Maximum Value
   Resolution.                                     /  /      /  /        /  /
   (THE DIRECTORS FAVOR A VOTE "AGAINST")

Upon such other business as may properly come before said meeting and at any adjournments thereof.




SIGNATURE(S):_________________________________________Date:____________________
 Note:Please date and sign exactly as name appears hereon. Joint owners should each sign. the full title or capacity of any person signing for a corporation, partnership, trust or estate should be indicated.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                      CONFIDENTIAL VOTING INSTRUCTION FORM
                 THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
                                  SAVINGS PLAN
                       PRUDENTIAL TRUST COMPANY - TRUSTEE

         I hereby direct that the voting rights pertaining to shares of The Great Atlantic & Pacific Tea Company, Inc. held by the Trustee and allocated to my account shall be exercised at the Annual Meeting of Stockholders of the Company, to be held on July 18, 2001, and at any adjournment of such meeting, as specified herein, and if no vote is specified, that such rights be exercised "FOR" items 1 and 2 and "AGAINST" item 3.

         By my signature on the reverse, I hereby acknowledge receipt of the Notice of the Annual Meeting, the Proxy Statement of the Company dated May 22, 2001, and a copy of the Annual Report.

         Please sign, date and return this form before July 12, 2001. As to matters coming before the meeting for which no signed direction is received by the Trustee prior to July 12, 2001, the Trustee may exercise voting rights on your behalf in such manner as the Trustee may, in its discretion, determine.

        PLEASE MARK, SIGN AND DATE ON THE REVERSE SIDE, AND RETURN IN THE
                               ENCLOSED ENVELOPE.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)>
--------------------------------------------------------------------------------

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders

                 THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

                                  July 18, 2001

                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------

         Please mark your
A  / X / votes as in this
         example.


                         FOR all nominees           WITHHOLD
                    listed at right (except       AUTHORITY to
                       as marked to the        vote all nominees          Nominees: J.D. Barline
                         contrary below)          listed at right                   R. Baumeister
(1) Election of                                                                     F. Corrado
    Directors               /   /                   /   /                           B. Gaunt
                                                                                    C.W.E. Haub
                                                                                    H. Haub
                                                                                    D. Kourkoumelis
(INSTRUCTION: To withhold authority to vote for any                                 E. Lewis
individual nominee, write that nominee's name on                                    R.L. Nolan
the following line):                                                                M.B. Tart-Bezer

____________________________________________________


                                                     FOR     AGAINST    ABSTAIN

2. Election of Deloitte & Touche LLP as
   independent auditors.                            /  /      /  /        /  /
   (THE DIRECTORS FAVOR A VOTE  "FOR")

3. Stockholder proposal for a Maximum Value
   Resolution.                                     /  /      /  /        /  /
   (THE DIRECTORS FAVOR A VOTE "AGAINST")


The Confidential Voting Instruction form represents voting rights in the following number of equivalent shares of A & P Common Stock as of May 21, 2001.



SIGNATURE(S):_________________________________________Date:____________________
 Note:Please date and sign exactly as name appears hereon. Joint owners should each sign. the full title or capacity of any person signing for a corporation, partnership, trust or estate should be indicated.
--------------------------------------------------------------------------------